Exhibit 10.73

QLT INC.

AMENDED AND RESTATED 2000 INCENTIVE STOCK PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE AND

RESTRICTED STOCK UNIT AWARD AGREEMENT

QLT Inc. (the “Company”), pursuant to its amended and restated 2000 Incentive Stock Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit represents the right to receive one Common Share upon vesting of such Restricted Stock Unit. This award of Restricted Stock Units is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Award Agreement”) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Award Agreement.

Participant’s Name:

Participant’s Address:

Grant Date:

Total Number of RSUs:

Vesting Commencement Date:

Vesting Schedule:

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Award Agreement and this Grant Notice. Participant has reviewed the Award Agreement, the Plan and this Grant Notice in their entirety and fully understands all provisions of this Grant Notice, the Award Agreement and the Plan. Additionally, by signing below, Participant agrees that Participant has read, fully understands and agrees to abide by the terms of the Company’s Trading Policy and has read and fully understands the Plan Prospectus, copies of which have been delivered to Participant and are available for reference on QLink. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the RSUs.

QLT INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (the “Award Agreement”) is attached, QLT Inc. (the “Company”) has granted to Participant an award of restricted stock units (“Restricted Stock Units” or “RSUs”) under the Company’s amended and restated 2000 Incentive Stock Plan, as amended from time to time (the “Plan”).

ARTICLE I.

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 General. Each Restricted Stock Unit shall constitute a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company’s Common Shares (subject to adjustment as provided in Section 16 of the Plan) solely for purposes of the Plan and this Award Agreement. The Restricted Stock Units shall be used solely as a device for the determination of the Common Shares to eventually be delivered to Participant if such Restricted Stock Units vest pursuant to Section 2.3 below. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.

1.3 Incorporation of Terms of Plan. RSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Award Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF RESTRICTED STOCK UNITS

2.1 Grant of RSUs. In consideration of Participant’s service as a director of the Company and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company grants to Participant an award of RSUs as set forth in the Grant Notice.

2.2 Company’s Obligation to Pay. Each RSU has a value equal to the Fair Market Value of a Common Share on the date it becomes vested. Unless and until the RSUs will have vested in the manner set forth in Article II hereof, Participant will have no right to receive any Common Shares in respect of any such RSUs. Prior to actual delivery of Common Shares for any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3 Vesting Schedule. Subject to Section 2.4 and Section 2.5 below, the RSUs awarded by the Grant Notice will vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth on the Grant Notice to which this Award Agreement is attached (the “Vesting Schedule”). Unless otherwise determined by the Committee, partial employment or service, even if substantial, during any vesting period will not entitle Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service as provided in Section 2.4 below or under the Plan.

2.4 Forfeiture, Termination and Cancellation upon Termination of Services.

(a) Termination. Upon Participant’s Termination of Service for any or no reason, the then-unvested RSUs subject to this Award Agreement (after giving effect to any accelerated vesting, including without limitation, pursuant to subsections (b) and (c) below) will thereupon be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.

(b) Death. If Participant dies while the RSUs are unvested, unless otherwise determined by the Committee and approved by the Exchange (if applicable), all Common Shares subject to the RSUs will become immediately vested and will be settled with the legal personal representatives of the estate of Participant.

(c) Disability. If the Board determines, in its sole discretion, that the continuous service of Participant as a director, officer, employee or Consultant of the Company or any Affiliate has been interrupted or terminated as a result of Participant’s complete disability, as determined by the Board in its sole discretion, (but no interruption or termination will be deemed to have occurred in the case of sick leave or any other leave of absence approved of by the Board, provided that either such leave is for a period of not more than 90 days), unless otherwise determined by the Board and approved by the Exchange (if applicable), the Common Shares subject to the RSUs will become immediately vested and will be settled with Participant (or in the case of a Participant who is legally incapacitated, by his or her guardians or legal representatives).

2.5 Acceleration upon a Change in Control. Effective immediately upon the occurrence of a Change in Control, all Common Shares subject to the RSUs will become immediately vested on the date of the Change in Control (as defined below). For purposes of this Award Agreement, “Change in Control” shall mean any of the following events:

(a) Merger. A merger, consolidation, reorganization or arrangement involving the Company other than a merger, consolidation, reorganization or arrangement in which stockholders of the Company immediately prior to such merger, consolidation, reorganization or arrangement own, directly or indirectly, securities possessing at least 50% of the total combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, reorganization or arrangement in substantially the same proportion as their ownership of such voting securities immediately prior to such merger, consolidation, reorganization or arrangement;

(b) Tender Offer. The acquisition, directly or indirectly, by any person or group of persons acting jointly or in concert (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender offer (which for greater certainty, includes a takeover bid) made directly to the Company’s stockholders;

(c) Sale. The sale, transfer or other disposition of all or substantially all of the assets of the Company other than a sale, transfer or other disposition to an Affiliate of the Company or to an entity in which stockholders of the Company immediately prior to such sale, transfer or other disposition own, directly or indirectly, securities possessing at least 50% of the total combined voting power of the outstanding voting securities of the purchasing entity in substantially the same proportion as their ownership of such voting securities immediately prior to sale, transfer or other disposition; or

(d) Board Change. A change in the composition of the Board over a period of 24 consecutive months or less such that a majority of the Board ceases to be comprised of individuals who either have been:

(i) Board members continuously since the beginning of such period, or

(ii) appointed or nominated for election as Board members during such period by at least a majority of the Board members described in subsection (A) above who were still in office at the time the Board approved such appointment or nomination.

2.6 Payment after Vesting.

(a) As soon as administratively practicable, and, in any event, within sixty (60) days, following the vesting of any Restricted Stock Units pursuant to Section 2.3 above or Section 3.2 below, the Company shall deliver to Participant a number of Common Shares (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Stock Units subject to this award that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 2.4 above. Notwithstanding the foregoing, in the event Common Shares cannot be issued pursuant to Section 2.8(a) or (b) hereof, then the Common Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Committee determines that Common Shares can again be issued in accordance with Sections 2.8(a) or (b) hereof. Notwithstanding any discretion in the Plan, the Grant Notice or this Award Agreement to the contrary, upon vesting of the RSUs, Common Shares will be issued as set forth in this section. In no event will the RSUs be paid to Participant in the form of cash.

(b) Notwithstanding anything to the contrary in this Award Agreement, the Participant will be solely responsible for paying any applicable withholding taxes arising from the grant, vesting or settlement of any RSUs and any payment is to be in a manner satisfactory to the Company. Notwithstanding the foregoing, the Company will have the right to withhold from any amount payable to a Participant, either under the Plan or otherwise, such amount as may be necessary to enable the Company to comply with the applicable requirements of any federal, provincial, state, local or foreign law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to the Option (the “Withholding Obligations”). The Company may require the Participant, as a condition to the settlement of an RSU, to make such arrangements as the Company may require so that the Company can satisfy applicable Withholding Obligations, including, without limitation, requiring the Participant to (i) remit the amount of any such Withholding Obligations to the Company in advance; (ii) reimburse the Company for any such Withholding Obligations; (iii) deliver written instructions contemplated in Section 13.1(c) of the Plan, to effect a net settlement of Common Shares under an RSU in an amount required to satisfy any such Withholding Obligations; or (iv) pursuant to a transaction as contemplated in Section 13.1(b) of the Plan, cause such broker to withhold from the proceeds realized from such transaction the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Company.

Notwithstanding any other provision of this Award Agreement or the Plan to the contrary, if Participant is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the U.S. Exchange Act, Participant shall not be permitted to make payment with respect to any Restricted Stock Units, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the U.S. Exchange Act.

The Company shall not be obligated to deliver any new certificate representing Common Shares to Participant or Participant’s legal representative or enter such Common Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, provincial and local taxes applicable to the taxable income of Participant resulting from the grant of the RSUs or the issuance of Common Shares.

2.7 Rights as Shareholder. Unless otherwise determined by the Committee, the Participant shall possess no incidents of ownership with respect to the Common Shares underlying the RSUs and deliverable hereunder unless and until such Common Shares are transferred to the Participant pursuant to the terms of the Plan and this Award Agreement.

2.8 Conditions to Delivery of Common Shares. Subject to Section 13.5 of the Plan, the Common Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Common Shares or issued Common Shares which have then been reacquired by the Company. Such Common Shares shall be fully paid and nonassessable.

(a) The Company shall not be required to issue or deliver any Common Shares deliverable hereunder or portion thereof prior to fulfillment of all of the following conditions:

(i) The completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental authority as the Company will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

(ii) The admission of such Common Shares to listing or quotation on the Exchange;

(iii) The obtaining of any approval or other clearance from any state, provincial or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(iv) the receipt from Participant of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction;

(b) No fractional Common Shares shall be issued under this Award Agreement and any such fractional shares shall be eliminated by rounding down.

ARTICLE III.

OTHER PROVISIONS

3.1 Administration. The Committee shall have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Award Agreement or the RSUs.

3.2 Adjustments upon Specified Events. Upon the occurrence of certain events relating to the Common Shares contemplated by Section 16.1 of the Plan (including, without limitation, an extraordinary cash dividend on such Common Shares), the Committee shall make such adjustments as the Committee deems appropriate in the number of Restricted Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Restricted Stock Units. Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Award Agreement and Sections 15 and 16 of the Plan.

3.3 Grant is not Transferable. During the lifetime of Participant, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the RSUs, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the RSUs and the rights and privileges conferred hereby immediately will become null and void. Notwithstanding anything herein to the contrary, this Section 3.3 shall not prevent transfers by will or by operation of the laws of devolution or distribution and descent or pursuant to a qualified domestic relations order, as defined by the U.S. Code.

3.4 Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.5 Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.6 Titles. The division of this Award Agreement into Sections and Articles and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Award Agreement or the Plan.

3.7 Governing Law; Severability. The laws of the Province of British Columbia shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.8 Conformity to Securities Laws. Participant acknowledges that the Plan and this Award Agreement are intended to conform to the extent necessary with all applicable provisions of the U.S. Securities Act and the U.S. Securities Exchange Act and any and all regulations and rules promulgated by the U.S. Securities and Exchange Commission thereunder, and applicable state and Canadian securities laws and regulations. This Award Agreement, the Plan, the granting and vesting of the RSUs under the Plan and this Award Agreement, and the settlement and delivery of Common Shares hereunder are subject to compliance with all applicable federal, state, provincial, local and foreign laws, rules and regulations (including but not limited to state, provincial, federal and foreign securities law and margin requirements) and to such approvals by any stock exchange, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Award Agreement or the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, this Award Agreement, the Plan and the RSUs granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.9 Amendments, Suspension and Termination. To the extent permitted by the Plan, this Award Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Award Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

3.10 Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Award Agreement, if Participant is subject to Section 16 of the U.S. Exchange Act, the Plan, the RSUs and this Award Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the U.S. Exchange Act (including any amendment to Rule 16b-3 of the U.S. Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Award Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.12 Not a Contract of Employment. Nothing in this Award Agreement or the Plan will confer upon Participant any right to continue in the employ or service of or under contract with the Company or any Affiliate or affect in any way the right of the Company or any such Affiliate to terminate his or her employment or service at any time; nor will anything in this Award Agreement or the Plan be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any such Affiliate to extend the employment or the service of Participant beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or any Affiliate or any present or future retirement policy of the Company or any Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Affiliate.

3.13 Entire Agreement. The Plan, the Grant Notice and this Award Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

3.14 Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the U.S. Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Award Agreement, if at any time the Committee determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, this Award

Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.15 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Common Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.